Exhibit 10(c)
                                                     Request 0055

            TRANSPORTATION-STORAGE SERVICE AGREEMENT
                     UNDER RATE SCHEDULE TSS

     THIS AGREEMENT is made and entered into this 1st day of October, 1993 by and between WILLIAMS NATURAL GAS COMPANY, a Delaware corporation, having its principal office in Tulsa, Oklahoma, hereinafter referred to as "WNG," and WESTERN RESOURCES, INC., a Kansas corporation, having its principal office in Topeka, Kansas, hereinafter referred to as "Shipper."

     IN CONSIDERATION of the premises and of the mutual covenants and agreements herein contained, WNG and Shipper agree as follows:

                            ARTICLE I
                            QUANTITY

     1.1 Subject to the provisions of this Agreement and of WNG's Rate Schedule TSS, WNG agrees to receive such quantities of natural gas as Shipper may cause to be tendered to WNG at the Primary Receipt Point(s) designated on Exhibit A which are selected from WNG's Master Receipt Point List, as revised from time to time, for transportation and storage on a firm basis; provided, however, that in no event shall WNG be obligated to receive on any day in excess of the Maximum Daily Quantity (MDQ) for each Primary Receipt Point or of the Maximum Daily Transportation Quantity (MDTQ) for all Primary Receipt Points within any area, all as set forth on Exhibit A.

     1.2 WNG agrees to deliver and Shipper agrees to accept (or cause to be accepted) at the Primary Delivery Point(s) taken from the Master Delivery Point List and designated on Exhibit B a quantity of natural gas thermally equivalent to the quantity received by WNG for transportation and withdrawn from storage as provided in Article 1.3 hereunder less appropriate reductions for fuel and loss as provided in WNG's Rate Schedule TSS; provided, however, that WNG shall not be obligated to deliver on any day quantities in excess of the MDQ for each Primary Delivery Point or in excess of the MDTQ within any area for all Primary Delivery Points, all as set forth on Exhibit B.

     1.3 Subject to the provisions of this Agreement and of WNG's Rate Schedule TSS, WNG agrees to (a) inject and store such quantities of natural gas up to the Maximum Storage Quantity
(MSQ) and the Maximum Daily Injection Quantity (MDIQ) as Shipper may cause to be tendered to WNG for injection into storage, less appropriate reductions for fuel and loss, and (b) withdraw such quantities of natural gas up to Shipper's gas in storage and the Maximum Daily Withdrawal Quantity (MDWQ) reflected on Exhibit C, all on a firm basis.
                                                     Release 0055
                           ARTICLE II
             DELIVERY POINT(S) AND DELIVERY PRESSURE

     2.1 Natural gas to be delivered hereunder by WNG to or on behalf of Shipper shall be delivered at the outlet side of the measuring station (s) at or near the Delivery Point
(s) designated on Exhibit 3 at WNG's line pressure existing at such Delivery Point(s).
                           ARTICLE III
      RATE, RATE SCHEDULE AND GENERAL TERMS AND CONDITIONS

     3.1 Shipper shall pay WNG each month for all service rendered hereunder the then-effective, applicable rates and charges under WNG's Rate Schedule TSS, as such rates and charges and Rate Schedule TSS may hereafter be modified, supplemented, superseded or replaced generally or as to the service hereunder. Shipper agrees that WNG shall have the unilateral right from time to time to file with the appropriate regulatory authority and make effective changes in (a) the rates and charges applicable to service hereunder, (b) the rate schedule(s) pursuant to which service hereunder is rendered, or (c) any provision of the General Terms and Conditions incorporated by reference in such rate schedule(s); provided, however, Shipper shall have the right to protest any such changes.

     3.2 This Agreement in all respects is subject to the provisions of Rate Schedule TSS, or superseding rate schedule(s), and applicable provisions of the General Terms and Conditions included by reference in said Rate Schedule TSS, all of which are by reference made a part hereof.
                           ARTICLE IV
                              TERM

     4.1 This Agreement shall become effective on the date of execution and shall continue in full force and effect for an original term until 7:00 a.m., local time on October 1, 1994.

     4.2 This Agreement may be suspended or terminated by WNG in the event Shipper fails to pay all of the amount of any bill rendered by WNG hereunder when that amount is due; provided, however, WNG shall give Shipper and the FERC thirty (30) days notice prior to any suspension or termination of service.
Service may continue hereunder if within the thirty-day notice period satisfactory assurance of payment is made by Shipper in accord with Article 18 of the General Terms and Conditions.
 Suspension or termination of this Agreement shall not excuse Shipper's obligation to pay all demand and other charges for the original term of the Agreement.
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                                                     Request 0055

                            ARTICLE V
                             NOTICES

     5.1 Unless otherwise agreed to in writing by the parties, any notice, request, demand, statement or bill respecting this Agreement shall be in writing and shall be deemed given when placed in the regular mail or certified mail, postage prepaid and addressed to the other party, or sent by overnight delivery service, or by facsimile, at the following addresses or facsimile numbers, respectively:

          To Shipper:

          Billing:

          WESTERN RESOURCES, INC.
          818 Kansas Ave.
          Topeka, KS 66612 Attn: Gas Supply Dept.
          Phone: 913/575-6377
          Fax: 913/575-6405

          Notices:

          WESTERN RESOURCES, INC.
          818 Kansas Ave.
          Topeka, KS 66612 Attn: Gas Supply Dept.
          Phone: 913/575-1910
          Fax: 913/575-6405


          To WNG:

          Payments:

          Williams Natural Gas Company
          P. 0. Box 3288
          Tulsa, OK 74101
          Attention:  Revenue Accounting

          All Notices:

          Williams Natural Gas Company
          P. 0. Box 3288
          Tulsa, OK 74101
          Attention: Manager - Transportation Services

          Fax: 918/588-3108

                                                     Release 0055

                           ARTICLE VI
                          MISCELLANEOUS

     6.1 The interpretation, performance and enforcement of this Agreement shall be construed in accordance with the laws of the State of Oklahoma.

     6.2 As of the date of execution of Exhibits A, B, and C attached to this Agreement, such executed exhibits shall be incorporated by reference as part of this Agreement. The parties may amend Exhibits A, B, and C by mutual agreement, which amendment shall be reflected in a revised Exhibit A, B, and C and shall be incorporated by reference as part of this Agreement.

     6.3 Any Service Agreements under Rate Schedule TSS shall not cover service under both TSS-P and TSS-M.

     6.4  OTHER THAN AS MAY BE SET FORTH HEREIN, WNG MAKES NO
OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT
LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR
MERCHANTABILITY.

     6.5  Other Miscellaneous

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ATTEST:                             WILLIAMS NATURAL GAS COMPANY



By:                                 By:
     Assistant Secretary            Title



ATTEST/WITNESS:                     WESTERN RESOURCES, INC.

By: /s/ Stacy F. Kramer             By: /s/ Richard H. Tangeman
Title Assistant Secretary           Title: Asst. Vice President,
                                           Gas Supply, As Shipper